Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Medtronic reports strong third quarter
fiscal 2026 results with highest enterprise revenue growth in 10 quarters

Cardiovascular portfolio up 11% year-over-year; Cardiac Ablation Solutions grew 80% on strength of pulsed field ablation portfolio

GALWAY, Ireland – February 17, 2026 – Medtronic plc (NYSE: MDT), a global leader in healthcare technology, today announced financial results for its third quarter (Q3) of fiscal year 2026 (FY26), which ended January 23, 2026.

Q3 Key Highlights
•Revenue of $9.0 billion, increased 8.7% as reported and 6.0% organic, 50 basis points ahead of Q3 guidance
•GAAP diluted EPS of $0.89; non-GAAP diluted EPS of $1.36, three cents ahead of Q3 guidance mid-point
•Company reiterates FY26 organic revenue growth and EPS guidance
•Cardiac Ablation Solutions revenue increased 80%, including 137% in the U.S., on strength of pulsed field ablation (PFA) portfolio
•Secured CE Mark for Sphere-360™ and initiated U.S. pivotal trial

•Secured U.S. FDA clearance for Hugo™ robotic-assisted surgery; first cases completed this month
•Secured U.S. FDA clearance for Stealth AXiS™ Surgical System for spinal procedures
•Diabetes revenue increased 8.3% led by double-digit strength in International markets
•Executing M&A strategy with two key transactions in the quarter: CathWorks in Coronary and Renal Denervation and Anteris in Structural Heart

“Q3 marks another strong quarter, delivering 6% organic revenue growth, ahead of guidance, demonstrating the strength of our portfolio,” said Geoff Martha, Medtronic chairman and chief executive officer. “By unlocking new markets and investing in high-growth opportunities, we are accelerating performance across the company. Our innovation pipeline and portfolio breadth give us confidence in our ability to sustain long-term growth. It’s an exciting time for Medtronic.”

Financial Results
Medtronic reported Q3 worldwide revenue of $9.017 billion, an increase of 8.7% as reported and 6.0% on an organic basis. The organic revenue growth comparison excludes:
•Other revenue of $32 million in the current year and $32 million in the prior year
•Revenue from the Dutch Obesity Clinic (NOK) divestiture with no revenue in the current year and $15 million in the prior year
•Foreign exchange benefit of $242 million on the remaining segments

Q3 revenue by segment included:
•Cardiovascular Portfolio revenue of $3.457 billion, an increase of 13.8% as reported and 10.6% organic, with high-teens increase in Cardiac Rhythm & Heart Failure, low-single digit increase in Structural Heart & Aortic, and mid-single digit increase in Coronary & Peripheral Vascular, all on an organic basis

•Neuroscience Portfolio revenue of $2.558 billion, an increase of 4.1% reported and 2.5% organic, with mid-single digit increase in Neuromodulation, mid-single digit increase in Cranial & Spinal Technologies, and flat result in Specialty Therapies, all on an organic basis
•Medical Surgical Portfolio revenue of $2.173 billion, an increase of 4.9% as reported and 2.7% organic, with low-single digit increase in Surgical & Endoscopy, and high-single digit increase in Acute Care & Monitoring, all on an organic basis
•Diabetes business revenue of $796 million, an increase of 14.8% as reported and 8.3% organic

Q3 GAAP operating profit and operating margin were $1.464 billion and 16.2%, respectively. As detailed in the financial schedules included at the end of the release, Q3 non-GAAP operating profit and operating margin were $2.177 billion and 24.1%, respectively.

Q3 GAAP net income and diluted earnings per share (EPS) were $1.143 billion and $0.89, respectively. As detailed in the financial schedules included at the end of this release, Q3 non-GAAP net income and non-GAAP diluted EPS were $1.750 billion and $1.36, respectively.

Guidance
The company reiterates its FY26 organic revenue growth of approximately 5.5% and diluted non-GAAP EPS guidance of $5.62 to $5.66. This includes a potential impact from tariffs of approximately $185 million, unchanged from the prior guidance. Excluding the potential impact from tariffs, this guidance represents FY26 diluted non-GAAP EPS growth of approximately 4.5%.

“This quarter, we again delivered accelerated growth while investing decisively in our future,” said Thierry Piéton, Medtronic chief financial officer. “We continued to invest in R&D to strengthen our innovation pipeline, funded significant growth opportunities while driving G&A leverage, and we executed on our M&A and venture strategy with two key transactions in the quarter. Bottom line, we are executing on our roadmap and positioning the business for sustainable growth.”

Video Webcast Information
Medtronic will host a video webcast today, February 17, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its business for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Quarterly Earnings icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Past Events and Presentations link under the News & Events drop-down at investorrelations.medtronic.com.

Financial Schedules
The third quarter financial schedules and non-GAAP reconciliations can be viewed by clicking on the Quarterly Earnings link at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Galway, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across more than 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE: MDT), visit www.Medtronic.com and follow on LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, changing global trade policies, material acquisition and divestiture transactions, general economic conditions, and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly or annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2025, and references to sequential changes are in comparison to the prior fiscal quarter. Unless stated otherwise, quarterly and annual rates and ranges are given on an organic basis.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions, divestitures, or other significant discrete items. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

Contacts:
Justin Paquette
Public Relations
+1-612-271-7935

Ingrid Goldberg
Investor Relations
+1-763-505-2696

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	THIRD QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY26	FY25	Growth	Currency Impact(4)	FY26(5)	FY25(5)	Growth	FY26	FY25	Growth	Currency Impact(4)	FY26(6)	FY25(6)	Growth
Cardiovascular	$3,457	$3,037	13.8%	$99	$3,359	$3,037	10.6%	$10,179	$9,145	11.3%	$213	$9,966	$9,145	9.0%
Cardiac Rhythm & Heart Failure	1,856	1,545	20.1	48	1,808	1,545	17.0	5,394	4,659	15.8	107	5,287	4,659	13.5
Structural Heart & Aortic	929	874	6.3	32	897	874	2.6	2,814	2,610	7.8	71	2,743	2,610	5.1
Coronary & Peripheral Vascular	672	618	8.8	18	654	618	5.9	1,971	1,876	5.0	35	1,935	1,876	3.1
Neuroscience	2,558	2,458	4.1	38	2,520	2,458	2.5	7,536	7,226	4.3	81	7,455	7,226	3.2
Cranial & Spinal Technologies	1,310	1,250	4.8	13	1,296	1,250	3.7	3,819	3,632	5.1	31	3,788	3,632	4.3
Specialty Therapies	746	732	1.9	15	731	732	(0.2)	2,191	2,181	0.4	28	2,163	2,181	(0.8)
Neuromodulation	503	476	5.8	10	493	476	3.6	1,527	1,413	8.1	22	1,504	1,413	6.5
Medical Surgical	2,173	2,072	4.9	61	2,112	2,057	2.7	6,428	6,196	3.7	128	6,295	6,164	2.1
Surgical & Endoscopy	1,654	1,596	3.6	51	1,603	1,581	1.4	4,945	4,790	3.2	106	4,834	4,758	1.6
Acute Care & Monitoring	519	476	9.1	10	509	476	7.0	1,483	1,406	5.5	22	1,461	1,406	3.9
Diabetes	796	694	14.8	44	751	694	8.3	2,274	2,027	12.2	90	2,184	2,027	7.8
Total Reportable Segments	8,985	8,260	8.8	242	8,743	8,245	6.0	26,417	24,593	7.4	512	25,901	24,562	5.4
Other(2)	32	32	3.0	—	—	—	—	140	17	NM(3)	4	—	—	—
TOTAL	$9,017	$8,292	8.7%	$243	$8,743	$8,245	6.0%	$26,557	$24,610	7.9%	$516	$25,901	$24,562	5.4%
See description of non-GAAP financial measures contained in the press release dated February 17, 2026.
(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes the historical operations and ongoing transition agreements from businesses the Company has exited or divested, and for the year-to-date figures, adjustments to the Company's Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court and the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.
(3)Not meaningful (NM).
(4)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(5)The three months ended January 23, 2026 excludes $275 million of revenue adjustments, including $32 million of inorganic revenue for the transition activity noted in (2) and $242 million of favorable currency impact on the remaining segments. The three months ended January 24, 2025 excludes $47 million of revenue adjustments, including $32 million of inorganic revenue related to the transition activity noted in (2) and $15 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.
(6)The nine months ended January 23, 2026 excludes $656 million of revenue adjustments, including $39 million reduction in the Italian payback accruals due to changes in estimates further described in note (2), $101 million of inorganic revenue for the transition activity noted in (2), $5 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division, and $512 million of favorable currency impact on the remaining segments. The nine months ended January 24, 2025 excludes $48 million of revenue adjustments, including $90 million of incremental Italian payback accruals further described in note (2), $106 million of inorganic revenue related to the transition activity noted in (2), and $31 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.

MEDTRONIC PLC
U.S. REVENUE(1)(2)
(Unaudited)

	THIRD QUARTER						YEAR-TO-DATE
	REPORTED			ORGANIC			REPORTED			ORGANIC
(in millions)	FY26	FY25	Growth	FY26	FY25	Growth	FY26	FY25	Growth	FY26	FY25	Growth
Cardiovascular	$1,589	$1,405	13.1%	$1,589	$1,405	13.1%	$4,660	$4,242	9.9%	$4,660	$4,242	9.9%
Cardiac Rhythm & Heart Failure	953	775	23.0	953	775	23.0	2,708	2,309	17.3	2,708	2,309	17.3
Structural Heart & Aortic	367	372	(1.4)	367	372	(1.4)	1,128	1,129	—	1,128	1,129	—
Coronary & Peripheral Vascular	269	258	4.2	269	258	4.2	824	804	2.5	824	804	2.5
Neuroscience	1,709	1,689	1.2	1,709	1,689	1.2	5,063	4,931	2.7	5,063	4,931	2.7
Cranial & Spinal Technologies	977	943	3.6	977	943	3.6	2,833	2,724	4.0	2,833	2,724	4.0
Specialty Therapies	402	419	(4.0)	402	419	(4.0)	1,204	1,235	(2.5)	1,204	1,235	(2.5)
Neuromodulation	330	327	1.1	330	327	1.1	1,026	972	5.6	1,026	972	5.6
Medical Surgical	929	893	4.1	929	893	4.1	2,756	2,718	1.4	2,756	2,718	1.4
Surgical & Endoscopy	634	623	1.7	634	623	1.7	1,920	1,928	(0.4)	1,920	1,928	(0.4)
Acute Care & Monitoring	295	269	9.5	295	269	9.5	836	790	5.8	836	790	5.8
Diabetes	248	236	4.9	248	236	4.9	695	683	1.7	695	683	1.7
Total Reportable Segments	4,475	4,223	6.0	4,475	4,223	6.0	13,174	12,573	4.8	13,174	12,573	4.8
Other(3)	18	15	23.4	—	—	—	60	51	16.8	—	—	—
TOTAL	$4,493	$4,237	6.0%	$4,475	$4,223	6.0%	$13,234	$12,624	4.8%	$13,174	$12,573	4.8%
See description of non-GAAP financial measures contained in the press release dated February 17, 2026.
(1)U.S. includes the United States and U.S. territories.
(2)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(3)Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested.

MEDTRONIC PLC
INTERNATIONAL REVENUE(1)
(Unaudited)

	THIRD QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY26	FY25	Growth	Currency Impact(4)	FY26(5)	FY25(5)	Growth	FY26	FY25	Growth	Currency Impact(4)	FY26(6)	FY25(6)	Growth
Cardiovascular	$1,868	$1,632	14.5%	$99	$1,770	$1,632	8.5%	$5,519	$4,904	12.5%	$213	$5,306	$4,904	8.2%
Cardiac Rhythm & Heart Failure	903	770	17.3	48	855	770	11.0	2,686	2,350	14.3	107	2,580	2,350	9.8
Structural Heart & Aortic	562	502	12.0	32	530	502	5.5	1,686	1,482	13.8	71	1,615	1,482	9.0
Coronary & Peripheral Vascular	403	360	12.2	18	385	360	7.1	1,146	1,072	6.9	35	1,111	1,072	3.6
Neuroscience	849	769	10.4	38	811	769	5.4	2,474	2,295	7.8	81	2,392	2,295	4.2
Cranial & Spinal Technologies	333	307	8.4	13	320	307	4.1	985	907	8.6	31	955	907	5.2
Specialty Therapies	343	313	9.7	15	328	313	5.0	987	947	4.3	28	959	947	1.3
Neuromodulation	173	149	16.0	10	163	149	9.1	501	441	13.5	22	478	441	8.4
Medical Surgical	1,244	1,180	5.5	61	1,183	1,165	1.6	3,671	3,478	5.6	128	3,539	3,447	2.7
Surgical & Endoscopy	1,020	973	4.8	51	969	958	1.1	3,024	2,862	5.7	106	2,914	2,831	2.9
Acute Care & Monitoring	224	206	8.5	10	214	206	3.8	647	616	5.0	22	625	616	1.4
Diabetes	548	457	19.8	44	504	457	10.1	1,579	1,344	17.5	90	1,489	1,344	10.9
Total Reportable Segments	4,510	4,038	11.7	242	4,267	4,023	6.1	13,243	12,020	10.2	512	12,726	11,989	6.2
Other(2)	14	17	(14.6)	—	—	—	—	80	(35)	NM(3)	4	—	—	—
TOTAL	$4,524	$4,055	11.6%	$243	$4,267	$4,023	6.1%	$13,323	$11,986	11.2%	$516	$12,726	$11,989	6.2%
See description of non-GAAP financial measures contained in the press release dated February 17, 2026.
(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes the historical operations and ongoing transition agreements from businesses the Company has exited or divested, and for the year-to-date figures, adjustments to the Company's Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court and the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.
(3)Not meaningful (NM).
(4)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(5)The three months ended January 23, 2026 excludes $257 million of revenue adjustments, including $14 million of inorganic revenue for the transition activity noted in (2) and $242 million of favorable currency impact on the remaining segments. The three months ended January 24, 2025 excludes $32 million of revenue adjustments, including $17 million of inorganic revenue related to the transition activity noted in (2) and $15 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.
(6)The nine months ended January 23, 2026 excludes $597 million of revenue adjustments, including $39 million reduction in the Italian payback accruals due to changes in estimates further described in note (2), $41 million of inorganic revenue for the transition activity noted in (2), $5 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division, and $512 million of favorable currency impact on the remaining segments. The nine months ended January 24, 2025 excludes $3 million of revenue adjustments, including $90 million of incremental Italian payback accruals further described in note (2), $55 million of inorganic revenue related to the transition activity noted in (2), and $31 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
(in millions, except per share data)	January 23, 2026	January 24, 2025	January 23, 2026	January 24, 2025
Net sales	$9,017	$8,292	$26,557	$24,610
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	3,261	2,779	9,323	8,485
Research and development expense	722	675	2,202	2,048
Selling, general, and administrative expense	2,956	2,717	8,727	8,129
Amortization of intangible assets	441	416	1,364	1,243
Restructuring charges, net	77	43	131	120
Certain litigation charges, net	62	22	89	104
Other operating expense (income), net	35	(5)	126	(38)
Operating profit	1,464	1,646	4,594	4,519
Other non-operating income, net	(121)	(72)	(247)	(403)
Interest expense, net	181	179	539	555
Income before income taxes	1,404	1,540	4,302	4,367
Income tax provision	254	237	724	737
Net income	1,150	1,303	3,578	3,630
Net income attributable to noncontrolling interests	(6)	(9)	(21)	(24)
Net income attributable to Medtronic	$1,143	$1,294	$3,557	$3,606
Basic earnings per share	$0.89	$1.01	$2.77	$2.80
Diluted earnings per share	$0.89	$1.01	$2.76	$2.79
Basic weighted average shares outstanding	1,282.6	1,282.4	1,282.1	1,286.7
Diluted weighted average shares outstanding	1,289.5	1,286.2	1,288.2	1,290.6
The data in the schedule above has been intentionally rounded to the nearest million.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended January 23, 2026
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$9,017	$3,261	63.8%	$1,464	16.2%	$1,404	$1,143	$0.89	18.1%
Non-GAAP Adjustments:
Amortization of intangible assets(2)	—	—	—	441	4.9	441	360	0.28	18.4
Restructuring and associated costs(3)	—	(89)	1.0	172	1.9	172	141	0.11	18.0
Acquisition and divestiture-related items(4)	—	(6)	0.1	38	0.4	38	33	0.03	13.2
Certain litigation charges, net	—	—	—	62	0.7	62	52	0.04	16.1
(Gain)/loss on minority investments(5)	—	—	—	—	—	8	7	0.01	12.5
Certain tax adjustments, net	—	—	—	—	—	—	14	0.01	—
Non-GAAP	$9,017	$3,166	64.9%	$2,177	24.1%	$2,125	$1,750	$1.36	17.3%
Currency impact	(243)	(52)	(0.4)	(67)	(0.1)			(0.04)
Currency Adjusted	$8,775	$3,114	64.5%	$2,110	24.0%			$1.32

	Three months ended January 24, 2025
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,292	$2,779	66.5%	$1,646	19.9%	$1,540	$1,294	$1.01	15.4%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	416	5.0	416	339	0.26	18.5
Restructuring and associated costs(3)	—	(4)	—	46	0.6	46	37	0.03	19.6
Acquisition and divestiture-related items(4)	—	(1)	—	28	0.3	28	23	0.02	17.9
Certain litigation charges, net	—	—	—	22	0.3	22	18	0.01	22.7
(Gain)/loss on minority investments(5)	—	—	—	—	—	68	52	0.04	22.1
Medical device regulations(6)	—	(8)	0.1	11	0.1	11	9	0.01	18.2
Certain tax adjustments, net	—	—	—	—	—	—	15	0.01	—
Non-GAAP	$8,292	$2,766	66.6%	$2,169	26.2%	$2,130	$1,787	$1.39	15.7%
See description of non-GAAP financial measures contained in the press release dated February 17, 2026.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)The Company recognized $30 million of accelerated amortization on certain intangible assets within the Cardiovascular Portfolio.
(3)The charges primarily relate to employee termination benefits, facility related and contract termination costs, and asset write offs.
(4)The charges primarily include business combination costs, changes in fair value of contingent consideration, exit of business-related charges, and gains related to certain business or asset sales. Exit of business-related charges primarily relate to the impending separation of the Diabetes business. For the three months ended January 23, 2026, charges also include costs associated with the Company's June 2021 decision to stop the distribution and sale of the Medtronic HVAD System.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(6)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Nine months ended January 23, 2026
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$26,557	$9,323	64.9%	$4,594	17.3%	$4,302	$3,557	$2.76	16.8%
Non-GAAP Adjustments:
Amortization of intangible assets(2)	—	—	—	1,364	5.2	1,364	1,110	0.86	18.6
Restructuring and associated costs(3)	—	(105)	0.4	251	1.0	251	202	0.16	19.5
Acquisition and divestiture-related items(4)	—	(21)	—	96	0.4	96	73	0.06	24.0
Certain litigation charges, net	—	—	—	89	0.3	89	73	0.06	19.1
(Gain)/loss on minority investments(5)	—	—	—	—	—	145	137	0.11	5.5
Other(6)	(39)	—	—	(39)	(0.1)	(39)	(30)	(0.02)	20.5
Certain tax adjustments, net(7)	—	—	—	—	—	—	—	—	—
Non-GAAP	$26,518	$9,197	65.3%	$6,356	24.0%	$6,209	$5,122	$3.98	17.2%
Currency impact	(513)	(48)	(0.5)	(170)	(0.2)			(0.10)
Currency Adjusted	$26,005	$9,149	64.8%	$6,185	23.8%			$3.88

	Nine months ended January 24, 2025
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$24,610	$8,485	65.5%	$4,519	18.4%	$4,367	$3,606	$2.79	16.9%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	1,243	4.9	1,243	1,017	0.79	18.3
Restructuring and associated costs(3)	—	(24)	0.1	154	0.6	154	124	0.10	19.5
Acquisition and divestiture-related items(4)	—	(17)	—	15	0.1	15	3	—	73.3
Certain litigation charges, net	—	—	—	104	0.4	104	86	0.07	17.3
(Gain)/loss on minority investments(5)	—	—	—	—	—	41	14	0.01	61.0
Medical device regulations(8)	—	(27)	0.1	38	0.2	38	30	0.02	21.1
Other(6)	90	—	0.2	90	0.4	90	70	0.05	22.2
Certain tax adjustments, net(7)	—	—	—	—	—	—	49	0.04	—
Non-GAAP	$24,700	$8,417	65.9%	$6,162	24.9%	$6,051	$4,999	$3.87	17.0%
See description of non-GAAP financial measures contained in the press release dated February 17, 2026.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)The Company recognized $121 million of accelerated amortization on certain intangible assets within the Cardiovascular Portfolio.
(3)The charges primarily relate to employee termination benefits, facility related and contract termination costs, and asset write offs.
(4)The charges primarily include business combination costs, changes in fair value of contingent consideration, exit of business-related charges, and gains related to certain business or asset sales. Exit of business-related charges primarily relate to the impending separation of the Diabetes business and costs associated with the Company's June 2021 decision to stop the distribution and sale of the Medtronic HVAD System.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(6)Reflects adjustments to the Company's Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court and the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.
(7)The charges for the nine months ended January 23, 2026 primarily includes a tax benefit recognized due to a change in interest accrued on uncertain tax positions, offset by amortization of previously established deferred tax assets arising from intercompany intellectual property transactions. The charges for the nine months ended January 24, 2025 primarily includes amortization of previously established deferred tax assets arising from intercompany intellectual property transactions.
(8)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended January 23, 2026
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$9,017	$2,956	32.8%	$722	8.0%	$35	0.4%	$(121)
Non-GAAP Adjustments:
Restructuring and associated costs(2)	—	(6)	(0.1)	—	—	—	—	—
Acquisition and divestiture-related items(3)	—	(35)	(0.4)	—	—	3	—	—
(Gain)/loss on minority investments(4)	—	—	—	—	—	—	—	(8)
Non-GAAP	$9,017	$2,914	32.3%	$722	8.0%	$38	0.4%	$(130)

	Nine months ended January 23, 2026
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$26,557	$8,727	32.9%	$2,202	8.3%	$126	0.5%	$(247)
Non-GAAP Adjustments:
Restructuring and associated costs(2)	—	(15)	—	—	—	—	—	—
Acquisition and divestiture-related items(3)	—	(96)	(0.3)	—	—	21	0.1	—
Other(5)	(39)	—	—	—	—	—	—	—
(Gain)/loss on minority investments(4)	—	—	—	—	—	—	—	(145)
Non-GAAP	$26,518	$8,616	32.5%	$2,202	8.3%	$147	0.6%	$(392)
See description of non-GAAP financial measures contained in the press release dated February 17, 2026.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)The charges primarily relate to employee termination benefits, facility related and contract termination costs, and asset write offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, exit of business-related charges, and gains related to certain business or asset sales. Exit of business-related charges primarily relate to the impending separation of the Diabetes business and costs associated with the Company's June 2021 decision to stop the distribution and sale of the Medtronic HVAD System.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)Reflects adjustments to the Company's Italian payback accruals resulting from the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Nine months ended
(in millions)	January 23, 2026	January 24, 2025
Net cash provided by operating activities	$4,757	$4,516
Additions to property, plant, and equipment	(1,416)	(1,400)
Free Cash Flow(2)	$3,341	$3,116
See description of non-GAAP financial measures contained in the press release dated February 17, 2026.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
(in millions)	January 23, 2026	January 24, 2025
Operating Activities:
Net income	$3,578	$3,630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,242	2,021
Provision for credit losses	102	96
Deferred income taxes	59	(81)
Stock-based compensation	362	340
Other, net	280	14
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	87	(184)
Inventories	(803)	(478)
Accounts payable and accrued liabilities	(77)	(157)
Other operating assets and liabilities	(1,074)	(685)
Net cash provided by operating activities	4,757	4,516
Investing Activities:
Acquisitions, net of cash acquired	—	(98)
Additions to property, plant, and equipment	(1,416)	(1,400)
Purchases of investments	(6,572)	(6,093)
Sales and maturities of investments	5,982	6,255
Other investing activities, net	(10)	(111)
Net cash used in investing activities	(2,017)	(1,447)
Financing Activities:
Change in current debt obligations, net	173	(1,070)
Issuance of long-term debt	1,747	3,209
Payments on long-term debt	(2,930)	—
Dividends to shareholders	(2,731)	(2,692)
Issuance of ordinary shares	419	400
Repurchase of ordinary shares	(600)	(2,961)
Other financing activities, net	60	96
Net cash used in financing activities	(3,863)	(3,018)
Effect of exchange rate changes on cash and cash equivalents	52	(95)
Net change in cash and cash equivalents	(1,072)	(44)
Cash and cash equivalents at beginning of period	2,218	1,284
Cash and cash equivalents at end of period	$1,147	$1,240

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,598	$1,515
Interest	573	567

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.